FOR IMMEDIATE RELEASE                             September 3, 1998
GlenGate Apparel, Inc.
Cranford, N.J. 07016

GLENGATE APPAREL, INC. (OTC: GLNN) ANNOUNCES TERMINATION OF SUN ICE LICENSE, NEW OFFICE MOVE AND ORDERLY LIQUIDATION PROCESS.

GlenGate Apparel announced today that Sun Ice Ltd. has elected to terminate the license and consignment inventory agreement with GlenGate Apparel, Inc. effective 9/1/98.

GlenGate Apparel, Inc. has also moved its headquarters to 301 16th Street, Jersey City, N.J.

Also, the Board of Directors have agreed to proceed with an orderly liquidation of the company.

"Since we could not pay current our obligation with Sun Ice and assure them future season product funding they chose to terminate our license. Also, after numerous and vigorous attempts to obtain additional working capital and financial backing for future purchase commitments and despite aggressive cost cutting measures, we were unable to convince anyone that they would receive enough return on their investment to take the risk" Michael Albanese, Chief Financial officer, stated.

GlenGate Apparel, Inc. designs and markets classic style golf apparel, including mens' knit cotton shirts, sweaters, slacks, shorts, outerwear and rainwear, for sale at public and private golf course pro shops and resorts. For more information, contact Peter Culbertson at (908) 653-9100, Extension 7327.

Contact:  Peter Culbertson
          President & CEO
          GlenGate Apparel, Inc.
          Phone:  (908) 653-9100 (x7327)